STS Partners LLP

Chartered Accountants

November 17, 2006

Alberta Securities Commission

British Columbia Securities Commission

Re:

AMS Homecare Inc.

National Instrument 51-102-Continuous Disclosure Obligations

Change of Auditor of a Reporting Issuer

We have reviewed the Notice of Change of Auditor prepared by AMS Homecare Inc. (the “Company”) on November 17, 2006.  In reference to the Notice of Change of Auditor, we wish to advise the relevant securities commissions as follows:

Paragraph a)

Our letter of engagement dated August 24, 2006 was accepted and signed by the CEO on behalf of the Company on August 31, 2006.  Otherwise, we have no basis to agree or disagree with events, statements or comments made concerning the former auditors.

Paragraph b)

We have no basis to agree or disagree with the statement made.

Paragraph c)

We agree with the statements made.

Paragraph d)

We agree with the statements made.

Paragraph e)

We have no basis to agree or disagree with the statements made.

Paragraph f)

We have no basis to agree or disagree with the statements made.

Paragraph g)

We agree with the statements made.

Yours truly,

STS Partners LLP

Chartered Accountants

Vancouver, British Columbia